Exhibit 99.1

Stonepath Group Completes New $25 Million Financing;
New Financing Positions Company for Future Growth

SEATTLE, Sep 09, 2005 (BUSINESS WIRE) — Stonepath Group (AMEX: STG), a global logistics services organization, today announced that it has completed a new domestic credit facility with Laurus Master Fund, Ltd (“Laurus”).

The new $25 million secured domestic revolving credit facility includes a $10 million note convertible into Stonepath’s common stock at a price of $1.08 per share, and a revolving note, which is not convertible into any securities.  In the event the convertible note, and any subsequent convertible note, has been fully converted during the three year period of the credit facility, a new $10 million note will be issued which is convertible into Stonepath’s common stock at a price of 115% of the average market price of Stonepath’s common stock for the ten trading days prior to the issuance of such note.

Additionally, Stonepath issued Laurus warrant to purchase up to 2.5 million shares of the Company’s common stock for a period of five years, at an exercise price which varies with the number of shares purchased under the Warrant, for prices ranging from $1.13 to $7.52.  Dennis Pelino, Stonepath’s Chairman, remarked, “This financing agreement provides Stonepath with the financial flexibility to support our ongoing expansion and future growth.  With our restructuring initiatives complete and financial performance improving, Stonepath is well positioned to achieve our long-term objective of becoming a leading logistics and supply chain provider with the ability to capitalize on global market opportunities.”

Proceeds from the financing agreement will be used to prepay Stonepath’s prior credit facility with an affiliate of Patriarch Partners, LLC and will be used in the future for general corporate purposes.

Further details on the financing agreements are available in the Company’s Form 8-K, filed with the Securities and Exchange Commission on September 7, 2005.

Laurus Master Fund, Ltd. is a private equity fund that specializes in providing financing to emerging small and mid capitalization companies.

About Stonepath Group (AMEX:STG)

Stonepath (www.stonepath.com) is a global, third-party logistics organization providing a full range of transportation and distribution solutions to multinational and local businesses.  Through an aggressive acquisition strategy and strong organic growth, the Company has expanded rapidly, establishing a network of owned operations throughout the U.S., the Asia-Pacific region and Latin America.  Stonepath provides a full-range of time-definite transportation and distribution solutions to a diverse client mix of retail leaders, automotive and technology concerns, government agencies, and defense contractors.  For more information about the Company, please contact John Brine at (212) 254-8280.

This Press Release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding future results, levels of activity, events, trends or plans.  We have based these forward-looking statements on our current expectations and projections about such future results, levels of activity, events, trends or plans.  These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, events, trends or plans to be materially different from any future results, levels of activity, events, trends or plans expressed or implied by such forward-looking statements.  In some cases, you can identify forward-looking statements by terminology such as “guidance,” “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue” or the negative of such terms or other similar expressions.  While it is impossible to identify all of the factors that may cause our actual results, levels of activity, events, trends or plans to differ materially from those set forth in such forward-looking statements, such factors include the inherent risks associated with: (i) our ability to sustain an annual growth rate in revenue consistent with recent results, (ii) our ability to achieve our targeted operating margins, (iii) our ability to compute our restructuring efforts within the costs we now expect, (iv) our ability to realize the planned benefits from our restructuring efforts, (v) our dependence on certain large customers, (vi) our dependence upon certain key personnel, (vii) an unexpected adverse result in any legal proceeding, (viii) competition in the freight forwarding, logistics and supply chain management industry, (ix) the impact of current and future laws affecting the Company’s operations, (x) adverse changes in general economic conditions as well as economic conditions affecting the specific industries and customers we serve, and (xi) regional disruptions in transportation.  Other factors that might cause or contribute to such a discrepancy between expected and actual results include, but are not limited to, those factors identified in our Securities and Exchange Commission filings (including our Annual Report on Form 10-K for 2004), other public documents and recent press releases, which can be found on our corporate web site, www.stonepath.com.  Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date made.  We undertake no obligation to publicly release the result of any revision of these forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events.

SOURCE: Stonepath Group

Stonepath Group

John Brine, 212-254-8280